U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported):      SEPTEMBER 2, 1997


                                ZYTEC CORPORATION
             (Exact name of registrant as specified in its charter)


        MINNESOTA                           0-22428              41-1465891
(State or other jurisdiction              (Commission         (I.R.S. Employer
     of incorporation)                    File Number)       Identification No.)

                             7575 MARKET PLACE DRIVE
                          EDEN PRAIRIE, MINNESOTA 55344
          (Address of principal executive offices, including Zip Code)


Registrant's telephone number, including area code:     (612) 941-1100


                                 NOT APPLICABLE
         (Former name or former address, if changed since last report.)



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ITEM 5.  OTHER EVENTS.

         On September 2, 1997, Zytec Corporation, a Minnesota corporation ("Zytec"), Computer Products, Inc., a Florida corporation ("CPI"), and CPI Acquisition, Inc. (a wholly-owned subsidiary of CPI) ("CPI Sub") entered into an Agreement and Plan of Merger (the "Agreement"). Under the Agreement, each share of common stock of Zytec (other than shares held by those shareholders who properly exercise their appraisal rights under Minnesota law and any shares held by CPI, CPI Sub, and any other affiliate of CPI) will be converted into 1.33 shares of common stock of CPI. Outstanding options to acquire and debt convertible into shares of Zytec common stock will become, respectively, options to acquire and debt convertible into CPI common stock, and an outstanding option to acquire and debt convertible into one share of Zytec common stock will become an option to acquire or debt convertible into 1.33 shares of CPI common stock. The Agreement has been approved by the respective Boards of Directors of Zytec and CPI, and it is subject to the approval of the shareholders of both CPI and Zytec, the receipt of various governmental approvals and other customary closing conditions. The acquisition pursuant to the Agreement will be accounted for as a pooling of interests and is intended to qualify as a tax-free reorganization.

         This Current Report on Form 8-K contains forward-looking statements that involve risks and uncertainties. Actual results may differ from the results discussed in the forward-looking statements due to many factors including, without limitation, unanticipated delays in obtaining regulatory approvals or the approvals of the shareholders of CPI and Zytec.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (A)      FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

                  Not applicable.


         (B)      PRO FORMA FINANCIAL INFORMATION.

                  Not applicable.


         (C)      EXHIBITS.

                  Exhibit 99.1 Joint Press Release of Zytec and CPI dated September 3, 1997.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           Zytec Corporation


Date:  September 10, 1997.                 By /s/ John B. Rogers
                                              John B. Rogers
                                              Vice President Finance & Treasurer
                                              (Principal financial and principal
                                              accounting officer)